Exhibit 99.5

Unaudited Pro Forma Condensed Consolidated Financial Statements
On December 9, 2015, NeuStar, Inc. (“Neustar” or the “Company”) completed its acquisition of MarketShare Partners, LLC (“MarketShare”). The following unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of Neustar and MarketShare and have been prepared to give effect to this completed acquisition, which was accounted for under the acquisition method of accounting in accordance with the Business Combinations Topic of the Financial Accounting Standards Board Accounting Standards Codification, and the related financing.
The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition of MarketShare as if it had occurred on September 30, 2015. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2014 and for the nine months ended September 30, 2015 gives effect to the acquisition of MarketShare as if it had occurred on January 1, 2014. The assumptions, estimates and adjustments herein have been made solely for purposes of developing these unaudited pro forma condensed consolidated financial statements.
The acquisition method of accounting requires the total purchase price to be allocated to the assets acquired and the liabilities assumed based on their estimated fair values as of the date of the completion of the acquisition. The excess purchase price over the amounts assigned to tangible or intangible assets acquired and liabilities assumed is recognized as goodwill. Management’s estimates of the fair value of tangible and intangible assets acquired and liabilities assumed are based, in part, on third-party valuations. The allocation of the purchase price reflected in these pro forma financial statements is preliminary pending the finalization of MarketShare’s working capital as of the closing date and the fair value of acquired deferred income tax assets and assumed income and non-income based tax liabilities and the Company’s estimates and assumptions are subject to change.
The unaudited pro forma condensed consolidated financial statements, including the notes hereto, should be read in conjunction with Neustar's historical audited consolidated financial statements and related notes and “Management’s Discussions and Analysis of Financial Condition and Results of Operations” contained in Neustar’s Annual Report on Form 10-K for the year ended December 31, 2014 and Neustar’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015, as well as MarketShare's historical consolidated financial statements and related notes which are attached as Exhibit 99.3 and Exhibit 99.4 to this Current Report on Form 8-K/A. The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of Neustar that would have been reported had the acquisition been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

NEUSTAR, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2015
(in thousands)

	Neustar	MarketShare	Pro Forma Adjustments		Consolidated Total
ASSETS
Current assets:
Cash and cash equivalents	$358,426	$7,291	$(119,689)	(a)	$246,028
Accounts receivable, net	157,355	9,393	—		166,748
Unbilled receivables	13,864	—	805	(c)	14,669
Prepaid expenses and other current assets	43,871	3,043	4,592	(b)(c)(d)	51,506
Income taxes receivable	6,516	—	22	(d)	6,538
Deferred income tax assets	20,845	—	(923)	(d)	19,922
Total current assets	600,877	19,727	(115,193)		505,411
Property and equipment, net	146,145	1,634	—		147,779
Goodwill	757,754	4,733	311,276	(e)	1,073,763
Intangible assets, net	297,594	5,197	124,803	(f)	427,594
Other assets, long-term	31,915	461	3,482	(b)(d)	35,858
Total assets	$1,834,285	$31,752	$324,368		$2,190,405

LIABILITIES REDEEMABLE CONVERTIBLE PREFERRED MEMBER UNITS AND STOCKHOLDERS’ EQUITY (MEMBERS’ DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$109,610	$7,763	$(1,083)	(a)	$116,290
Deferred revenue	84,503	9,178	(2,898)	(g)	90,783
Notes payable and capital lease obligations	11,825	—	87,138	(a)	98,963
Other liabilities	22,711	304	(303)	(d)	22,712
Total current liabilities	228,649	17,245	82,854		328,748
Deferred revenue, long-term	24,238	—	—		24,238
Notes payable and capital leases, long-term	772,214	18,291	231,982	(a)(h)	1,022,487
Deferred income tax liabilities, long-term	68,725	—	9,963	(d)	78,688
Other liabilities, long-term	64,920	2	—		64,922
Total liabilities	1,158,746	35,538	324,799		1,519,083
Redeemable convertible preferred member units	—	103,121	(103,121)	(i)	—
Total stockholders’ equity (members’ deficit)	675,539	(106,907)	102,690	(a)(j)	671,322
Total liabilities, redeemable convertible preferred member units and stockholders’ equity (members’ deficit)	$1,834,285	$31,752	$324,368		$2,190,405

See notes to the unaudited pro forma condensed consolidated financial statements.

NEUSTAR, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014
(in thousands, except per share data)

	Neustar	MarketShare	Pro Forma Adjustments		Consolidated Total
Revenue	$963,588	$51,173	$(4,114)	(g)	$1,010,647
Operating expense:
Cost of revenue (excluding depreciation and amortization shown separately below)	247,115	22,670	232	(k)	270,017
Sales and marketing	198,142	11,500	1,946	(k)	211,588
Research and development	27,739	15,450	816	(k)	44,005
General and administrative	104,970	12,335	(154)	(k)(l)	117,151
Depreciation and amortization	117,785	—	16,145	(l)(m)	133,930
Restructuring charges	6,521	—	—		6,521
	702,272	61,955	18,985		783,212
Income (loss) from operations	261,316	(10,782)	(23,099)		227,435
Interest and other expense, net	(25,773)	(1,757)	(35,565)	(n)	(63,095)
Income (loss) before income taxes	235,543	(12,539)	(58,664)		164,340
Provision for income taxes	71,849	139	(22,935)	(o)	49,053
Net income (loss)	$163,694	$(12,678)	$(35,729)		$115,287
Net income per common share:
Basic	$2.84				$1.98
Diluted	$2.75				$1.92
Weighted average common shares outstanding:
Basic	57,647				58,219
Diluted	59,535				60,107

See notes to the unaudited pro forma condensed consolidated financial statements.

NEUSTAR, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015
(in thousands, except per share data)

	Neustar	MarketShare	Pro Forma Adjustments		Consolidated Total
Revenue	$769,808	$43,674	$(5,834)	(g)	$807,648
Operating expense:
Cost of revenue (excluding depreciation and amortization shown separately below)	198,817	15,856	175	(k)	214,848
Sales and marketing	146,587	10,281	1,461	(k)	158,329
Research and development	18,460	12,530	613	(k)	31,603
General and administrative	78,003	15,603	(1,655)	(k)(l)	91,951
Depreciation and amortization	89,634	—	12,246	(l)(m)	101,880
	531,501	54,270	12,840		598,611
Income (loss) from operations	238,307	(10,596)	(18,674)		209,037
Interest and other expense, net	(19,676)	(1,170)	(24,804)	(n)	(45,650)
Income (loss) before income taxes	218,631	(11,766)	(43,478)		163,387
Provision for income taxes	77,077	134	(16,885)	(o)	60,326
Net income (loss)	$141,554	$(11,900)	$(26,593)		$103,061
Net income per common share:
Basic	$2.57				$1.85
Diluted	$2.52				$1.82
Weighted average common shares outstanding:
Basic	55,153				55,725
Diluted	56,078				56,650

See notes to the unaudited pro forma condensed consolidated financial statements.

Note 1. Basis of Pro Forma Presentation
On December 9, 2015, Neustar completed its acquisition of MarketShare (the “Acquisition”) for a preliminary purchase price of approximately $442.4 million, which consisted of $429.1 million in cash and $13.3 million in restricted shares of NeuStar Class A Common Stock.
On December 9, 2015, Neustar amended its senior credit facilities (the “2013 Credit Facilities”) to provide for a $350 million incremental term loan (the “2015 Incremental Term Facility”) that matures on January 22, 2018. The entire $350 million borrowed under the 2015 Incremental Term Facility on December 9, 2015 was used to fund a portion of the Acquisition and to pay Acquisition-related costs, fees and expenses.
The unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the 2015 Incremental Term Facility and the Acquisition. The Acquisition will be accounted for under the acquisition method of accounting in accordance with the Business Combinations Topic of the Financial Accounting Standards Board Accounting Standards Codification, which requires the total purchase price to be allocated to the assets acquired and liabilities assumed based on their estimated fair values. The excess purchase price over the amounts assigned to tangible or intangible assets acquired and liabilities assumed is recognized as goodwill.
The unaudited pro forma condensed consolidated financial statements included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission for the purposes of inclusion in Neustar’s amended Current Report on Form 8-K/A prepared in connection with the Acquisition.
Certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been condensed or omitted pursuant to such rules and regulations.
The information concerning Neustar has been derived from the audited consolidated financial statements of Neustar for the year ended December 31, 2014 and the unaudited consolidated financial statements for the nine months ended September 30, 2015. The information concerning MarketShare has been derived from the audited consolidated financial statements of MarketShare for the year ended December 31, 2014 and the unaudited consolidated financial statements for the nine months ended September 30, 2015.
The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and do not purport to be indicative of the Company’s financial position or results of operations which would actually have been obtained had these transactions been completed as of the date or for the periods presented, or of the financial position or results of operations that may be obtained in the future.
Note 2. Preliminary Purchase Price Allocation
The total preliminary purchase price was approximately $442.4 million, which included cash consideration of $429.1 million and non-cash consideration of $13.3 million consisting of restricted shares of NeuStar Class A Common Stock. Of the total cash consideration, approximately $53.7 million was distributed to an escrow account, of which $45.0 million will be available to satisfy indemnification claims and $5.8 million will be available to holders of unvested MarketShare equity awards in the event the employment of such holders is terminated without cause within the first six months following December 9, 2015. An additional $2.5 million and $0.4 million of the consideration payable to the stockholders of MarketShare was deposited into separate escrow accounts and will be available for purchase price adjustments and the reimbursement of certain costs and expenses of the sellers representative, respectively.

Under the acquisition method of accounting, the total estimated purchase price is allocated to MarketShare’s net tangible and intangible assets acquired and liabilities assumed based on their fair values as of December 9, 2015, the effective date of the Acquisition. Based in part on a third-party valuation, and other factors as described in the introduction to these unaudited pro forma condensed consolidated financial statements, the preliminary estimated purchase price of $442.4 million was allocated as follows (in thousands):

Cash and cash equivalents	$7,504
Accounts receivable	9,280
Prepaids and other assets	6,343
Accounts payable and accrued expenses	(8,292)
Deferred revenue	(2,062)
Deferred tax liability	(10,862)
Net tangible assets acquired	1,911
Customer relationships	30,000
Acquired identified technology	100,000
Goodwill	310,529
Total preliminary purchase price allocation	$442,440
Of the total preliminary purchase price, $1.9 million was allocated to net tangible assets acquired, approximately $130.0 million was allocated to definite-lived intangible assets acquired, and approximately $310.5 million was allocated to goodwill. The allocation of the preliminary purchase price is pending the finalization of MarketShare’s working capital as of the closing date and the fair value of acquired deferred income tax assets and assumed income and non-income based tax liabilities.
The Company utilized a third-party valuation in determining the fair value of the acquired definite-lived intangible assets. The Company utilized a replacement cost with lost profits methodology to estimate the fair value of the acquired customer relationships. The Company utilized the excess earnings methodology, a variation of the income approach, to estimate the fair value of the acquired technology. Neustar expects to amortize the value of customer relationships and acquired technology on a straight-line basis over 10 years and 8 years, respectively.
Goodwill represents the excess of the purchase price of an acquired business over the fair value of the net tangible and intangible assets acquired. Approximately $201.2 million of the total goodwill balance is expected to be deductible for tax purposes.
Note 3. Pro Forma Adjustments
The unaudited pro forma condensed financial statements primarily reflect adjustments attributed to the Acquisition to adjust amounts related to MarketShare’s net tangible assets and intangible assets to their respective fair values, and to reflect amortization expense related to the estimated amortizable intangible assets. In addition, adjustments include the borrowings under the 2015 Incremental Term Facility used to fund a portion of the Acquisition and to pay Acquisition-related costs, fees and expenses.
As of the date of this report, Neustar has not identified any material pre-acquisition contingencies where the related asset or liability is probable and the amount of the asset or liability can be reasonably estimated. If information becomes available prior to the end of the purchase price allocation period that indicates it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.
The unaudited pro forma condensed consolidated financial statements include pro forma adjustments to:

a)
reflect cash paid and related borrowings of $350 million attributable to the Acquisition. In addition, Neustar incurred legal and other third-party transaction costs of $14.9 million in connection with the Acquisition, including $13.8 million of costs incurred subsequent to September 30, 2015 and $1.1 million accrued as of September 30, 2015. This pro forma adjustment is necessary to reflect acquisition costs as if they had been incurred and paid as of September 30, 2015.

b)
eliminate MarketShare’s deferred financing costs of $0.2 million as of September 30, 2015 attributable to MarketShare debt not assumed in the Acquisition and to reflect Neustar’s deferred financing costs of $9.4 million incurred in connection with the 2015 Incremental Term Facility.

c)	conform presentation of unbilled receivables.

d)	conform presentation and reflect net deferred tax assets and liabilities related to the Acquisition.

e)
eliminate goodwill attributable to prior acquisitions completed by MarketShare and to reflect the goodwill based on net assets acquired as if the Acquisition occurred on September 30, 2015. The difference between the amount recorded on a pro forma basis and the actual balance as of the Acquisition date is the result of changes in net assets of MarketShare between September 30, 2015 and December 9, 2015.

f)
eliminate intangibles attributable to prior acquisitions completed by MarketShare and to reflect the fair value of the acquired technology, estimated to be $100.0 million, and customer relationships estimated to be $30.0 million.

g)	adjust MarketShare’s deferred revenue and related revenue to the estimated fair value of the legal performance obligations of the combined company.

h)	eliminate MarketShare debt of $18.3 million as of September 30, 2015 not assumed by Neustar in connection with the Acquisition.

i)	eliminate MarketShare’s redeemable convertible preferred member units redeemed in connection with the Acquisition.

j)
eliminate MarketShare’s member’s deficit, reflect the non-cash purchase price of $13.3 million attributable to the issuance of shares of Neustar Class A Common Stock, reflect $3.3 million in loss on debt modification and extinguishment related to the borrowings of $350 million attributable to the Acquisition. The fair value of the Neustar Class A Common Stock was determined using Neustar’s closing stock price of $23.31 as reported on the New York Stock Exchange on December 9, 2015, the date of Acquisition.

k)
reflect estimated stock-based compensation expense of $4.2 million and $3.2 million for the year ended December 31, 2014 and for the nine months ended September 30, 2015, respectively. There was no stock-based compensation expense reflected in MarketShare’s historical statement of operations for the year ended December 31, 2014 nor for the nine months ended September 30, 2015. This pro forma adjustment reflects new equity compensation awards granted to MarketShare employees in the form of restricted stock units and performance vested restricted stock units. The estimated fair value of the awards will be recognized over the requisite service period of 3 years.

l)
eliminate acquisition costs of $1.2 million reflected in the historical financial statements for the nine months ended September 30, 2015 that are directly related to the Acquisition and are non-recurring in nature. There were no costs directly related to the Acquisition reflected in the historical statement of operations for the year ended December 31, 2014. In addition, to conform presentation of depreciation and amortization with Neustar's, reclassify MarketShare expense of $1.4 million and $1.3 million from general and administrative expense to depreciation and amortization expense for the year ended December 31, 2014 and the nine months ended September 30, 2015, respectively. Neustar presents depreciation and amortization as a separate line in its statements of operations.

m)
reflect amortization expense of $15.5 million and $11.6 million for the year ended December 31, 2014 and the nine months ended September 30, 2015, respectively, related to the identified intangible assets acquired. In addition, to reverse MarketShare amortization expense of $0.8 million and $0.7 million for the year ended December 31, 2014 and the nine months ended September 30, 2015, respectively.

n)
eliminate MarketShare interest expense of $1.5 million and $1.6 million for the year ended December 31, 2014 and the nine months ended September 30, 2015, respectively, attributable to debt not assumed in the Acquisition. In addition, to record interest expense of $37.1 million and $26.4 million for the year ended December 31, 2014 and the nine months ended September 30, 2015, respectively; to reflect interest expense and amortization of deferred financing costs attributable to the 2015 Incremental Term Facility; and to reflect the increase in the interest rate applied to borrowings under the 2013 Credit Facilities as a result of the pricing of the 2015 Incremental Term Facility.

o)	record the tax effect using enacted statutory tax rates.

Note 4. Pro Forma Net Income per Common Share
The pro forma basic and diluted net income per common share amounts are based on the weighted average number of shares of Neustar’s common stock outstanding during each period presented and reflect the issuance of shares of restricted Neustar Class A Common Stock in accordance with the Acquisition agreement, as well as the dilutive effect of new equity compensation awards. The shares of restricted Class A Common Stock and new equity compensation awards are reflected as if such equity had been outstanding as of January 1, 2014 for the year ended December 31, 2014 and as of January 1, 2015 for the nine months ended September 30, 2015.